                            Schedule to Exhibit 10.26
                              Suburban Lodges, Inc.

A security agreement in favor of Finova Realty Capital Inc.
with substantially the same terms as this Exhibit 10.26 for each of the following groups of properties are not being separately filed:

 PROPERTY NAME                        ADDRESS                        COUNTY              CITY, STATE
Group 1*
Forest Park                    363 Forest Parkway                     Clayton          Forest Park, GA
Roswell                        1175 Hembree Road                      Fulton           Roswell, GA
Greenville-Mauldin Road        408 Mauldin Road                       Greenville       Greenville, SC
Dallas North Central           9355 Forest Lane                       Dallas           Dallas, TX
South Dayton                   8981 Kingsridge Drive                  Montgomery       Dayton, OH


Group 2
Lilburn/Hwy 78                 4142 Stone Mountain Highway            Gwinnett         Lilburn, GA
Mableton                       600 Lions Club Drive                   Cobb             Mableton, Ga
Preston Highway                7121 Preston Highway                   Jefferson        Louisville, KY
Taylors                        2504 Wade Hampton Boulevard            Greenville       Greenville, SC
Chesapeake                     2150 Old Greenbrier Road               Chesapeake       Chesapeake, VA
UNC Charlotte                  110 Rocky River Road West                               Charlotte, NC

Group 3
Norcross                       6067 Buford Highway                    Gwinnett         Norcross, GA

Jonesboro/Tara Blvd.           7021 Tara Boulevard                    Clayton          Jonesboro, GA
Virginia Beach                 416 South Independence Blvd.                            Virginia Beach, VA
Fairfield                      6785 Fairfield Business Drive          Butler           Fairfield, OH
Pressley/I77 Charlotte         540 Pressley Road                      Mecklenburg      Charlotte, NC
Fulton Industrial              660 Interchange Drive, SW              Fulton           Atlanta, GA

Group 4
Indian Trail                   1990 Willowtrail Parkway               Gwinnett         Norcross, GA
Douglasville                   5820 Plaza Parkway                     Douglas          Douglasville, GA
Matthews                       9211 East Independence Blvd.                            Matthews, NC
Columbus/Eastland              4790 Hilton Corporate Drive            Franklin         Columbus, OH
Indianapolis, NW               5820 West 85th Street                  Marion           Indianapolis, IN


Group 5
Northside Drive                1375 Northside Drive                   Fulton           Atlanta, GA
Gwinnett Place                 3750 Satellite Boulevard               Gwinnett         Duluth, GA
Columbus/Northland             2420 Dublin Granville Road             Franklin         Columbus, OH
Oxmoor                         90 Oxmoor Road                         Jefferson        Birmingham, AL

                          SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (the "Agreement") is made as of December 29, 1998, by SLAM PROPERTIES I, L.L.C., a Georgia limited liability company, having an address at 300 Galleria Parkway, Suite 1200, Atlanta, Georgia 30339, Attn: Corporate Secretary ("Borrower"), to FINOVA REALTY CAPITAL INC., a Delaware corporation, having an address at c/o Midland Loan Services, L.P., 210 West Tenth Street, Kansas City, Missouri 64105 (together with its successors and assigns "Lender").

                         W I T N E S S E T H:

        WHEREAS, Borrower has requested that Lender make a loan to Borrower in the aggregate principal amount of FOURTEEN MILLION SEVEN HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($14,780,000) (the "Loan");

        WHEREAS, Lender has agreed to make the Loan to Borrower upon, and subject to, the terms and conditions set forth herein and in the other Loan Documents (as hereinafter defined);

        WHEREAS, concurrently herewith, Borrower has delivered to Lender its Promissory Note of even date herewith in the amount of the Loan (as the same may hereafter from time to time be modified, amended, replaced, restated, supplemented, renewed, or extended, and any note(s) issued in exchange therefor or in substitution thereof, collectively, the "Note") in evidence of the Loan, with interest from the date hereof at the rates set forth in the Note, such interest and the principal amount thereof to be payable in accordance with the terms and conditions provided in the Note;

        WHEREAS, Borrower has delivered those certain mortgage and security agreements, deed of trust and security agreements, deed to secure debt and security agreements or similar real estate security agreements (the "Security Instruments"), dated as of the date hereof, to Lender, encumbering Borrower's interest in those certain parcels of land situated in the County of Fulton, State of Georgia, County of Clayton, State of Georgia, County of Greenville, State of South Carolina, County of Dallas, State of Texas, and County of Montgomery, State of Ohio, as more particularly described in Exhibit A attached hereto and made a part hereof, together with the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the "Property");

             WHEREAS, Lender has agreed to make the Loan to Borrower upon, and subject to, the terms and conditions set forth herein and in the Note, the Security Instruments and any and all of the other documents, instruments and agreements now or hereafter executed by

Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of the Loan or which from time to time may evidence any portion of the Loan (as each of the same may be amended, modified, extended, renewed, restated, consolidated, substituted, supplemented or replaced from time to time, collectively, the "Loan Documents");

        NOW THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower hereby agrees, covenants, represents and warrants with and to Lender as follows:

             1. Grant of Security Interest. As security for (i) the payment by Borrower of all interest, principal and other sums due and payable or hereafter becoming due and payable pursuant to the provisions of the Note, the Security Instruments, the other Loan

Documents and this Security Agreement (said principal, interest and other sums, collectively, the "Debt"), and (ii) the observance and performance by Borrower of all of the terms, covenants and provisions of the Note, the Security Instruments, the other Loan Documents and this Security Agreement on the part of Borrower to be observed and performed, Borrower hereby grants and assigns to Lender a security interest in all of the furniture, fixtures, equipment (the "FF&E") and other personal property (the "Personalty") described in Exhibit B attached hereto and made a part hereof, together with replacements of, additions to and substitutions for any of the FF&E or Personalty, whenever acquired, and the proceeds of any of the FF&E and Personalty, both cash and non-cash (collectively, the "Collateral").

             2. Books and Records. Borrower shall keep or cause to be kept accurate and complete books, records and accounts in accordance with generally accepted accounting practices consistently applied with respect to the financial affairs of Borrower, including, without limitation, the financial affairs of Borrower which relate to the Collateral. Borrower represents and warrants to Lender that (i) its principal office has an address as stated above and (ii) all books and records with respect to the financial affairs of Borrower, including, without limitation, the financial affairs of Borrower which relate to the Collateral, are presently kept at said address or at the Property. Borrower shall immediately notify Lender of any change in location of the place where Borrower's books and records are kept. Borrower shall, within fifteen (15) days after request and at its sole cost and expense, but in no event more than one (1) time per year, deliver to Lender certified copies of any of such books and records as
may be requested by Lender.    Lender shall have the right from time
to time at all times during normal business hours to examine such books, records and accounts at the office of Borrower and to make copies or extracts thereof as Lender shall desire, after five (5) days written notice to Borrower, and in no event more than one (1) time per year. Borrower shall, from time to time, within fifteen (15) days after request and at its sole cost and expense, deliver to Lender such reasonable information, reports and additional financial information with respect to the financial affairs of Borrower and the Collateral as Lender shall reasonably request.

             3. Principal Office; Records. Borrower shall not establish a new location for its principal office until (i) it shall have given to Lender not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Lender may reasonably request, and (ii) with respect to such new location, it shall have taken all action, satisfactory to Lender, to maintain the security interest of Lender in the Collateral granted hereby at all times fully perfected and in full force and effect.

             4. Trade Names; Change of Name. Borrower does not have or operate in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name.

             5. Security for Payment of the Debt. The security interest created by this Security Agreement is given as security for
(i) the payment to Lender of all of the Debt, (ii) the discharge and performance of all obligations and promises of Borrower contained in the Note, the Security Instruments, other Loan Documents, and this Security Agreement, and all extensions, modifications, restatements and renewals thereof, and (iii) all other liabilities, direct and indirect, absolute or contingent, now existing or hereafter arising, from Borrower to Lender.

             6. Protection of Collateral. Borrower shall take any and all steps which may be necessary or required to preserve and protect the Collateral during the continuance of Lender's security interest in the Collateral, and in pursuance thereof Borrower covenants and agrees that the Collateral:


        (a)  shall not be misused, wasted or allowed to deteriorate;

        (b) shall at all times be insured against fire (including so-called extended coverage) and theft in accordance with the terms of the Security Instruments, and against such other risks as Lender may reasonably require, in such amounts, with such companies, under such policies, in such form and for such periods as shall be reasonably satisfactory to Lender. In the event of damage to or destruction of the Collateral as a result of an insured casualty, Lender shall apply the proceeds, if any, of such insurance in accordance with the terms and conditions of the Security Instruments; and

        (c) shall be kept at the Property except if being repaired and returned or being replaced by an article of equal suitability and value free of all liens, security interests and encumbrances.

             7. Protection of Security Interest. Borrower shall take any and all steps necessary or required to preserve and protect the priority of the security interest granted herein, and in pursuance of this obligation, Borrower agrees that:

        (a) Borrower shall not sell (except as may be permitted pursuant to the provisions of the Security Instruments or herein), mortgage, encumber, transfer, lease or otherwise dispose (except as may be permitted pursuant to the provisions of the Security Instruments or the other Loan Documents or herein) of any of the Collateral or any interest therein, or offer to do so, without the prior written consent of Lender, which consent may be withheld in Lender's sole but reasonable discretion, or permit anything to be done that may impair the value of any of the Collateral, except, that Borrower shall be entitled to remove any items of Collateral provided that same are replaced with items of Collateral which have at least equal suitability and value to the items so removed on the date of their removal;

        (b) Borrower shall pay promptly when due any taxes and assessments upon the Collateral or for the use or operation of the

Collateral;

        (c) Borrower shall execute, upon request of Lender, financing statements under the Uniform Commercial Code of the States of Georgia, South Carolina, Texas, or Ohio, as applicable (hereinafter referred to as the "Uniform Commercial Code") and any other documents requested by Lender to effectively implement the purposes of this Security Agreement;

        (d) Lender may from time to time, at its option, perform any agreement or obligation of Borrower hereunder which Borrower shall fail to perform and take any action which Lender deems necessary for the maintenance or preservation of any of the Collateral or its security interest therein; and

        (e) any amounts incurred by Lender for reasonable costs and expenses (including without limitation reasonable attorney's fees and reasonable out-of-pocket expenses) in connection with any action taken by Lender to enforce Lender's rights under this Security Agreement, shall, at the option of Lender, become part of the principal amount due under the Note and shall become part of the Debt, and on demand by Lender, Borrower shall pay any such amount to Lender, together with interest thereon at the Default Rate (as defined in the Security Instruments).

             8.   Representations and Warranties of Borrower.
Borrower continually represents and warrants that: (a) except with


Lender's prior consent, no other security agreement or financing statement covering the Collateral or any part thereof, have been made or filed and no security interest, other than the one herein created, have been created, attached or perfected in the Collateral or in any part thereof, except for financing statements arising in the normal course of business; (b) no dispute, set-off, counterclaim or defense exists on the part of Borrower or any other party respecting any part of the Collateral; (c) all information supplied and statements made to Lender in connection with the identification and description of the Collateral are true and correct; (d) title to the Collateral in Borrower is absolute and unconditional; (e) the Collateral is in good order and condition for its intended primary use as part of the Property; and (f) the Collateral is located at the Property.

             9. Miscellaneous Covenants of Borrower. Borrower shall: (a) promptly furnish Lender with any information or documents which Lender may reasonably request concerning the Collateral; (b) promptly notify Lender of any change in any fact or circumstances warranted or represented by Borrower in this Security Agreement or in any other writing furnished by Borrower to Lender in connection with the Collateral or the Debt; (c) promptly notify Lender of any claim, action or proceeding affecting title, or any other matter relating to the Collateral, or any part thereof, or the security interest created herein, and, at the request of Lender, appear in and defend, at Borrower's expense, any such claim, action or proceeding; (d) promptly make such further assurances necessary to prove title to the Collateral in Borrower as may be reasonably required; (e) promptly furnish Lender with true copies of all notices of default sent by or received by Borrower with respect to any agreements relating to the Collateral; and (f) not, without the prior written consent of Lender, create any other security interest in, mortgage, or otherwise encumber the Collateral, or any part thereof, or permit the same to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or encumbrance of any kind or character, except the security interests created in this Security
Agreement, the Security Instruments and the other Loan Documents.

             10. Events of Default. At the option of Lender and without necessity of demand or notice, the Debt shall immediately become due and payable upon occurrence of any one of the following events (each of which is hereinafter referred to as an "Event of Default"):

        (a)  The occurrence of any Event of Default under the Security
Instruments;

        (b) Failure by Borrower to pay as and when due and payable any sum as required by this Security Agreement beyond the applicable grace periods set forth herein for such payments, if any;

        (c) Failure by Borrower to keep and perform any of the terms, covenants or provisions of this Security Agreement, the Note, the Security Instruments, or the other Loan Documents.

             11. Right of Enforcement. Lender shall have and may exercise any and all rights of enforcement and remedies, before or after an Event of Default, afforded to Lender under the Uniform
Commercial Code either as of the date of this Security Agreement or as of any Event of Default, together with all of Lender's rights and remedies pursuant to this Security Agreement, the Note, the Security Instruments and the other Loan Documents, and together with any and all other rights and remedies otherwise provided and available to Lender by law; and in conjunction with, in addition to, or substitution for those rights, Lender may, in its sole but reasonable discretion, but only after five (5) days written notice to Borrower and using legal means:

        (a) enter upon the Property to take possession of, assemble and collect and carry away the Collateral; and/or



        (b) require Borrower at Borrower's sole cost to assemble the Collateral and make it available at a place Lender designates which is convenient to allow Lender to take possession or dispose of the Collateral; and/or

        (c) waive any Event of Default, or remedy any Event of Default in any reasonable manner, without waiving its rights and remedies upon such Event of Default and without waiving any other prior or subsequent Event of Default.

Lender shall not be liable for failure to assemble and collect the Collateral or any part thereof or to enforce any rights hereunder or under any agreement relating to the Collateral, or for any act or omission on the part of Lender, its officers, agents or employees, except willful misconduct or gross negligence.

             12. Rights of Sale. Borrower agrees that if an Event of Default occurs under this Security Agreement, Lender may, at its option, sell and dispose of the Collateral at one or more public or private sales upon giving Borrower not less than twenty (20) days' written notice of the time and place of each such public sale or the time, place, terms and conditions of each such private sale, which notice or notices Borrower hereby agrees are commercially reasonable within the meaning of the Uniform Commercial Code. Lender, or any other party which is the highest bidder, shall have the right to purchase the Collateral being offered at any public sale free from any right of redemption, if any, in Borrower, which right of redemption is hereby expressly waived. Lender as highest bidder at any public sale may apply any unpaid portion of the Debt on account of or in full satisfaction of the purchase price. Lender, if it is not the purchaser, shall have the right to apply the net proceeds of any such public or private sale (after paying all of its reasonable costs and expenses of every kind and nature incidental thereto including, without limitation, attorney's fees and legal expenses and expenses incidental to preparing for sale, selling and the like), to payment of the Debt. Only after so applying such net proceeds and after the payment by Lender of any other sums required to be paid pursuant to any existing or future provision of law including, without limitation, the Uniform Commercial Code, shall Lender be obligated to account to Borrower for the surplus, if any, resulting from any public or private sale.

             13. Right to Assign. Lender may assign all or any part of its interest under this Security Agreement in accordance with the provisions of the Security Instruments, and if Lender does assign any interest in this Security Agreement, the assignee shall be entitled to the performance of all of Borrower's obligations and agreements under this Security Agreement, and the assignee shall be entitled to all the rights and remedies of Lender under this Security Agreement.

             14. Miscellaneous Rights of Lender. Borrower hereby waives any and all legal requirements that Lender institute any action or proceeding at law or in equity against Borrower or exhaust its remedies in respect of the Security Instruments or any other security held by Lender as a condition precedent to exercising its rights and remedies as to the Collateral pursuant to the provisions of this Security Agreement. Borrower waives any defenses caused by reason of any disability or other defense of any person, or by reason of the cessation from any cause whatsoever of the liability of any other person.

             15. Termination. This Security Agreement shall terminate upon the satisfaction of the Security Instruments and the payment in full of the Debt.

             16. Authority. Borrower represents and warrants that it has full power and authority to execute and deliver this Agreement, and the execution and delivery of this Agreement has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Borrower or the Property.



             16. Exculpation. THE PROVISIONS OF ARTICLE 11 OF THE NOTE ARE HEREBY INCORPORATED BY REFERENCE TO THE FULLEST EXTENT AS IF THE TEXT OF SUCH ARTICLE WERE SET FORTH IN ITS ENTIRETY HEREIN.

             IN WITNESS WHEREOF THIS AGREEMENT has been executed by Borrower as of the day and year first above written.

             BORROWER:

SLAM PROPERTIES I, L.L.C.,
a Georgia limited liability company

By:     SLAM PROPERTIES MANAGEMENT I, L.L.C.,
        a Georgia limited liability company,
        Its Manager

                  By:  SUBURBAN MANAGEMENT, INC.
                       a Georgia corporation,
                       Its Manager

             By: /s/ David Krischer
             Name: David Krischer
             Title:_______________________

                               EXHIBIT A

                           LEGAL DESCRIPTION

                               EXHIBIT B

                      SCHEDULED PERSONAL PROPERTY









                                   9